UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 20, 2016

MYLAN N.V.

(Exact name of registrant as specified in its charter)

The Netherlands	333-199861	98-1189497
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Building 4, Trident Place Mosquito Way, Hatfield, Hertfordshire	AL10 9UL
(Address of Principal Executive Offices)	(Zip Code)

+44 (0) 1707 853 000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Amendment and Waiver Agreement

On December 22, 2016, Meda AB (publ) (“Meda”), a subsidiary of Mylan N.V. (the “Company”), entered into the Amendment and Waiver Agreement (the “Amendment”) to the Loan Agreement dated as of September 17, 2014 (as amended by the Amendment, the “Loan Agreement”), between Meda, as borrower, and AB Svensk Exportkredit (publ), as lender (the “Lender”). The Amendment provides for (i) the deletion of the covenant limiting indebtedness of Meda’s subsidiaries and the covenant requiring Meda to deliver its consolidated quarterly and annual financial statements to the Lender; (ii) the modification of the covenant limiting asset dispositions by Meda and its subsidiaries to permit any dispositions other than those that could reasonably be expected to jeopardize Meda’s ability, or the Company’s ability pursuant to the guarantee described below, to fulfill its obligations under the Loan Agreement; (iii) the deletion of the financial maintenance covenants applicable to Meda; (iv) the waiver of compliance by Meda with the financial maintenance covenants applicable to Meda and the related reporting requirements for the fiscal quarter ending September 30, 2016; (v) the waiver of any put rights arising in connection with the Company’s acquisition of a majority of the issued share capital in Meda or any action taken in connection therewith; (vi) the modification of the change of control definition to provide that a change of control will occur under the Loan Agreement if (a) the Company fails to, directly or indirectly, own all or substantially all of the issued share capital or votes in Meda or (b) any person (other than Stichting Preferred Shares Mylan) acquires more than 50% of the issued share capital or votes in the Company; (vii) the modification of the covenant limiting mergers by Meda and its subsidiaries to permit mergers with the Company and its subsidiaries; and (viii) the modification of the cross default and insolvency default provisions in the Loan Agreement to conform with the cross default and insolvency default provisions in the Company’s existing credit agreements disclosed in the Current Report on Form 8-K dated November 29, 2016.

The Lender has, from time to time, performed, is currently performing and may in the future perform, various financial advisory and commercial and investment banking services for the Company and Meda, for which it received or will receive customary fees and expenses.

Guarantee Agreement

Concurrent with, and as a condition to, the effectiveness of the Amendment, the Company and Meda entered into the Guarantee Agreement, dated as of December 22, 2016 (the “Guarantee”), among Meda, the Company and the Lender. Under the Guarantee, the Company guarantees the payment and performance of all obligations, including repayment of the SEK 2,000,000,000 loan, of Meda under the Loan Agreement (collectively, the “Obligations”). The Guarantee and the obligations of the Company thereunder will automatically terminate upon the payment in full of the Obligations.

MTN Guarantee

On December 20, 2016, the Company issued a guarantee (the “MTN Guarantee”) in favor of each of the holders of the 2013/2018 SEK 600,000,000 floating rate notes and 2014/2019 SEK 750,000,000 floating rate notes (collectively, the “Notes”) issued by Meda. Under the MTN Guarantee, the Company guarantees the fulfillment of Meda’s obligations to the holders of the Notes according to the terms and conditions of the Notes, including payment of interest in accordance with the terms and conditions of the Notes and the repayment of the principal on the respective maturity date of the Notes. The MTN Guarantee and the obligations of the Company thereunder will automatically terminate upon the payment in full of the Notes.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 with respect to the Guarantee and the MTN Guarantee is incorporated by reference into this item.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MYLAN N.V.

Date: December 23, 2016	By:	/s/ Kenneth S. Parks
Kenneth S. Parks
Chief Financial Officer